Exhibit 3.45

STATE OF DELAWARE

CERTIFICATE OF AMENDMENT

1.                                       The name of the Limited Liability Company is:

AFFINITY GROUP, LLC

2.                                       The Certificate of Formation of the limited liability company is hereby amended as follows:

ARTICLE I
Name

The name of the limited liability company is GOOD SAM ENTERPRISES, LLC.

IN WITNESS WHEREOF, the undersigned have executed this Certificate on the 2nd day of May, 2011.

By:	/s/ Brent Moody
Brent Moody
Its: Executive Vice President and Chief Administrative Officer